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                                                                   Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement pertaining to Packaging Corporation of America Thrift Plan for Hourly Employees, Packaging Corporation of America Retirement Savings Plan for Salaried Employees and Packaging Corporation of America 1999 Long-Term Equity Incentive Plan of our reports dated February 26, 1999, included in the Packaging Corporation of America Form 10-K for the fiscal year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
-----------------------
Arthur Andersen

Chicago, Illinois
March 23, 2000